UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2014

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Third Avenue
New York, N.Y. 10017-1307
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Avon Products, Inc. (the “Company”) announced that Helen McCluskey has been elected to its Board of Directors, effective July 1, 2014. Ms. McCluskey has also been appointed to serve on the Compensation and Management Development Committee of the Board. As an independent non-management director, she will be compensated for her services in the manner described under “Director Compensation” in the Company's Proxy Statement, dated March 27, 2014.
Ms. McCluskey, age 59, was President, Chief Executive Officer and a member of the Board of Directors of The Warnaco Group, Inc. from February 2012 to February 2013, when it was acquired by PVH Corp., at which time she became a director of PVH. Her tenure on the PVH board will end on June 19, 2014. Ms. McCluskey also served in other leadership roles at Warnaco, including Chief Operating Officer from September 2010 to February 2012 and as Group President from July 2004 to September 2010. Prior to joining Warnaco, Ms. McCluskey held positions of increasing responsibility at Liz Claiborne, Inc. from August 2001 to June 2004. Previously, she spent 18 years in Sara Lee Corporation’s intimate apparel units, where she held executive positions in marketing, operations and general management, including President of Playtex Apparel from 1999 to 2001. Ms. McCluskey is a director of Signet Jewelers Limited.

(Page 2 of 3 Pages)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Jeff Benjamin
Name: Jeff Benjamin
Title: Senior Vice President, General Counsel and Chief Ethics and Compliance Officer

Date: June 12, 2014

(Page 3 of 3 Pages)